Exhibit 10.22

Supplementary Agreement

     This Supplementary Agreement (the “Agreement”), dated as of August 3, 2012, is entered into by and between:

Party A: Beijing Tsingda Century Investment Consultant of Education Co., Ltd. (the “Company”);

Party B: Beijing YIYING Angel Education Consulting Co., Ltd. (“YIYING Angel”) ;

Party C: Yitong Chen, President of YIYING Angel.

     Whereas the Company, YIYING Angel, and Yitong Chen entered into the Shares Investment Agreement (the “SIA”) dated August 10, 2011; and

     Whereas the Parties wish to supplement certain terms of the SIA with regard to the matters stated below.

     Now, therefore, in consideration of the mutual covenants, understandings and agreements contained herein, the Parties hereto agree as follows:

     1. The parties agree to close down the Qiangwei Huakai Center of YIYING Angel (namely Shijingshan Center). The redundancy pay and following clearing expense is about US$80,000.

     2. The parties agree to dismiss the consultant team of YIYING Angel and pay them the last period of annual consultant fee about US$120,000.

     The expense mentioned above, around US$200,000 in total, will be covered by the Company.

     This Supplementary Agreement would be effective after being signed by legal representative or deputy authorized by legal representatives from all concerning sides. This agreement is in triplet and each party will keep a copy respectively.

[Signature Page]

Party A: Tsingda Century Investment Consultant of Education Co., Ltd

Signature:

Name: Hui Zhang

Title: CEO

Party B: Beijing Baby Angel Consultant of Education Co., Ltd

Signature:

Name: Chen Yitong

Title: President

Party C: Chen Yitong, President of YIYING Angel

Signature:

Name: Chen Yitong

Title: President

Signature Date: August 3, 2012